Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patti S. Hart, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Pinnacle Systems, Inc. on Form 10-Q for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Form 10-Q fairly presents in all material respects the financial condition and results of operations of Pinnacle Systems, Inc.

	By:	/S/ PATTI S. HART
Date: November 9, 2004	Name:	Patti S. Hart
	Title:	President and Chief Executive Officer

I, Suzy Seandel, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Pinnacle Systems, Inc. on Form 10-Q for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Form 10-Q fairly presents in all material respects the financial condition and results of operations of Pinnacle Systems, Inc.

	By:	/S/ SUZY SEANDEL
Date: November 9, 2004	Name:	Suzy Seandel
	Title:	Vice President, Finance and Accounting and Interim Chief Financial Officer